UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2003

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500

None
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On February 19, 2003, we completed a public offering of 7,355,000 shares of common stock from the company and 145,000 shares of common stock from certain selling shareholders at a price of $6.20 per share.

     We received from the offering, after selling costs and expenses, net proceeds of approximately $42,559,000. We intend to use the net proceeds from our sale of shares for general corporate purposes.

     Needham & Company, Inc., SG Cowen Securities Corporation and C.E. Unterberg, Towbin acted as managing underwriters for the offering. We have granted the underwriters a 30-day option to purchase up to 1,125,000 shares of common stock solely to cover over-allotments, if any. The over-allotment option will expire on March 13, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.

	By:	/s/ Kenneth W. Johnson

February 20, 2003		Kenneth W. Johnson General Counsel